Exhibit (h)(3)(n)
FORM OF
SCHEDULE A
OPERATING EXPENSE LIMIT FOR PACIFIC FUNDS

Maximum Operating Expense Limit
(as a Percentage of average daily net assets)
PL Portfolio Optimization Model A Fund	0.00%
PL Portfolio Optimization Model B Fund	0.00%
PL Portfolio Optimization Model C Fund	0.00%
PL Portfolio Optimization Model D Fund	0.00%
PL Portfolio Optimization Model E Fund	0.00%
PL Money Market Fund	0.30%
PL International Value Fund	0.30%
PL Large-Cap Value Fund	0.30%
PL Short Duration Bond Fund	0.30%
PL Growth LT Fund	0.30%
PL Mid-Cap Value Fund	0.30%
PL Large-Cap Growth	0.30%
PL International Large-Cap Fund	0.30%
PL Small-Cap Growth Fund	0.30%
PL Small-Cap Value Fund	0.30%
PL Main Street® Core Fund	0.30%
PL Emerging Markets Fund	0.30%
PL Managed Bond Fund	0.30%
PL Inflation Managed Fund	0.30%
PL Comstock Fund	0.30%
PL Mid-Cap Growth Fund	0.30%
PL Real Estate Growth Fund	0.30%
Effective: September 1, 2006 through December 31, 2007

PACIFIC LIFE FUNDS
By:
Name:
Title:

PACIFIC LIFE INSURANCE COMPANY
By:
Name:
Title:

By:
Name:
Title: